                                Exhibit 23.01.

                        Consent of Independent Auditors

                                                                   Exhibit 23.01



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26359) pertaining to the Sonic Corp. Savings and Profit Sharing Plan, the Registration Statements (Forms S-8 No. 333-09373, No. 33-40989 and No. 33-78576) pertaining to the 1991 Sonic Corp. Stock Option Plan, the Registration Statement (Form S-8 No. 33-40988) pertaining to the 1991 Sonic Corp. Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-40987) pertaining to the 1991 Sonic Corp. Directors' Stock Option Plan and the Registration Statement (Form S-3 No. 33-95716) for the registration of 1,420,000 shares of its common stock, and the related Prospectuses of our report dated October 13, 2000, except for the second paragraph of Note 12, as to which the date is November 14, 2000, with respect to the consolidated financial statements and schedule of Sonic Corp. included in the Annual Report (Form 10-K) for the year ended August 31, 2000.

                                               ERNST & YOUNG LLP

Oklahoma City, Oklahoma
November 20, 2000